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                                                                      Exhibit A
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                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT (this "Agreement"), dated as of February 20, 1998, is by Universal Compression Holdings, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, TW Acquisition Corp. a Delaware corporation ("TW"), has heretofore executed and delivered to the Initial Purchasers a purchase agreement (the "Purchase Agreement"), dated as of February 13, 1998, providing for the terms pursuant to which the Initial Purchasers will purchase $242,599,000 aggregate principal amount at maturity of 9-7/8% Senior Discount Notes due 2008 (the "Notes") of TW (the "Offering");

                  WHEREAS, TW has heretofore executed and delivered to the Initial Purchasers an indenture (the "Indenture"), dated as of February 20, 1998, providing for certain covenants governing the Notes;

                  WHEREAS, TW has heretofore executed and delivered to the Initial Purchasers a registration rights agreement (the "Registration Rights Agreement"), dated as of February 20, 1998, providing for the registration of the Notes and the Exchange Notes of TW under the Securities Act of 1933, as amended;

                  WHEREAS, following the consummation of the Offering, TW will merge (the "Merger") with and into Tidewater Compression Service, Inc. and Tidewater Compression Service, Inc. will change its name to Universal Compression, Inc.;

                  WHEREAS, pursuant to the Purchase Agreement, the Indenture and the Registration Rights Agreement, the Company upon consummation of the Merger is required to assume all of the obligations of TW under the Purchase Agreement, the Indenture and the Registration Rights Agreement; and

                  WHEREAS, pursuant to Section 7(j) of the Purchase Agreement, the Company is obligated to enter into this Agreement and deliver an executed copy of this Agreement on the Closing Date of the Offering.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which

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is hereby acknowledged, the Company covenants and agrees for the benefit of the
Initial Purchasers as follows:


                  1. ASSUMPTION. The Company hereby agrees to assume all of the obligations of TW and all of its own obligations under each of the Purchase Agreement, the Indenture and the Registration Rights Agreement.

                  2. DEFINITIONS. Capitalized terms used herein but not defined shall have the meanings given to such terms in the Purchase Agreement, the Indenture and the Registration Rights Agreement.

                  3. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

                  4. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


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                  IN WITNESS WHEREOF, the parties hereto has caused this
Agreement to be duly executed and delivered, all as of the date first above written.

                                     UNIVERSAL COMPRESSION, INC.

                                     By:
                                        -------------------------------------
                                         Name:
                                         Title: